Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

QuasarEdge Acquisition Corporation

We hereby consent to the incorporation by reference of our report dated March 4, 2026 (except for Notes 1, 3, 4, 7, and 9, which are dated March 26, 2026), relating to the financial statements of QuasarEdge Acquisition Corporation, included in the Amendment No. 1 to the Registration Statement on Form S-1, and to any further amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

Rowland Heights, California

April 1, 2026